Exhibit 10.2

ABUNDIA GLOBAL IMPACT GROUP, INC.

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (the “Agreement”) is entered into by and among [OPTIONEE NAME], an individual (the “Optionee”), and ABUNDIA GLOBAL IMPACT GROUP, INC., a Delaware corporation (the “Company”), as of the date shown as the “Grant Date” on EXHIBIT A attached hereto (“Grant Date”).

RECITALS

WHEREAS, the Company has heretofore adopted the 2025 EQUITY INCENTIVE PLAN, as amended and in effect from time to time (the “Plan”) for the purpose of providing eligible key employees, consultants and directors of the Company and the members of the Participating Company Group (as defined in the Plan), with increased incentive to render Services, to exert maximum effort for the business success of the Company and to strengthen the identification of employees, consultants and directors with the shareholders. The Company, acting through its Board of Directors (the “Board”) or the Compensation Committee of the Board (the “Committee”), has determined that its interests will be advanced by the issuance to Optionee, as a key employee, consultant or director of the Company, of a stock option under the Plan.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, covenants and agreements hereinafter set forth, and intending to be legally bound, the parties hereto hereby agree as follows:

SECTION 1. GRANT OF OPTION. Subject to the terms and conditions set forth herein, the Company hereby irrevocably grants to Optionee the right and option, of the character indicated on EXHIBIT A attached hereto (“Option”), to purchase from the Company the number of shares of the Company’s common stock, $0.001 par value (“Common Stock”) set out on EXHIBIT A at the price per share indicated on EXHIBIT A. If so provided in the “Grant Type” shown in the EXHIBIT A, this Option is intended to constitute for United States income tax purposes an Incentive Stock Option and to qualify for special United States federal income tax treatment under Section 422 of the Code and upon exercise, the maximum number of shares that can be treated as Incentive Stock Options shall be so treated, and the remainder shall be treated as Nonstatutory Stock Options.

SECTION 2. OPTION PERIOD. The Option herein granted may be exercised by Optionee, to the extent vested in accordance with the schedule set forth on EXHIBIT A, in whole or in part at any time and from time to time subject to earlier termination as provided for herein, ending on the date set out on EXHIBIT A (the “Option Period”). At any time before its expiration, this Option may be exercised to the extent vested, as shown on EXHIBIT A, provided that:

(a) at the time of exercise the Optionee is not in violation of any confidentiality, inventions, non-solicitation and/or non-competition agreement with the Company;

(b) the Optionee’s employment, contractual or other Service relationship with the Company or a member of Participating Company Group must be in effect on a given date in order for any scheduled increment in vesting, as set forth in the “Vesting Schedule” shown on EXHIBIT A, to become effective;

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(c) in the event the Optionee ceases to provide Services for any reason (whether voluntary or involuntary), (i) the Optionee’s right to vest in the Option will, except as provided in the Plan or this Section 2(c) or as provided by the Committee, terminate as of the date of termination of the Service (and such right shall not be extended by any notice period mandated under local law), (ii) the Optionee’s continuing right (if any) to exercise the Option after termination of the Service will be measured from the date of termination of the Service (and such right will not be extended by any notice period mandated under local law) and (iii) the Committee shall have the exclusive discretion to determine when the Service has terminated for purposes of this Option (including determining when the Optionee is no longer considered to be providing active Service while on a leave of absence).

SECTION 3. PROCEDURE FOR EXERCISE. The Option herein granted may be exercised by the delivery by Optionee of written notice to the Company setting forth the number of shares of Common Stock with respect to which the Option is being exercised. The notice shall be accompanied by, at the election of the Optionee:

(a) cash, cashier’s check, bank draft, or postal or express money order payable to the order of the Company;

(b) certificates representing shares of Common Stock theretofore owned by Optionee duly endorsed for transfer to the Company;

(c) subject to limitations set forth in Section 6.3(b) of the Plan, cashier’s check, bank draft, or postal or express money order payable to the order of the Company, of the par value of the Common Stock to be acquired and by payment of the balance of the exercise price in whole or in part by delivery of the Optionee’s recourse promissory note, in a form specified by the Committee and to the extent consistent with applicable law, secured by the Common Stock acquired upon exercise of the Option and such other security as the Committee may require;

(d) if approved by the Committee, (1) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (2) delivery by the Optionee to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(e) if approved by the Board, and except in the case of any Incentive Stock Option grant, an election by the Optionee to have the Company withhold the number of shares of Common Stock the fair market value, less the exercise price, of which is equal to the aggregate exercise price of the shares of Common Stock issuable upon exercise of the Option; or

(f) such other consideration or any combination of the preceding as may be approved by the Committee from time to time to the extent permitted by applicable law, equal in the value to the aggregate exercise price.

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Notice may also be delivered by telecopy provided that the exercise price of such shares is received by the Company on the same day the telecopy transmission is received by the Company. The notice shall specify the address to which the certificates for such shares are to be mailed. An option to purchase shares of Common Stock hereunder shall be deemed to have been exercised immediately prior to the close of business on the date (i) written notice of such exercise and (ii) payment in full of the exercise price for the number of shares for which Options are being exercised, are both received by the Company and Optionee shall be treated for all purposes as the record holder of such shares of Common Stock as of such date.

As promptly as practicable after receipt of such written notice and payment, the Company shall cause the shares being purchased to be issued to the Optionee and to record the issuance of such shares to Optionee.

SECTION 4. TERMINATION OF SERVICE. If the Optionee ceases to provide Service to the Company or any member of the Participating Company Group for any reason, other than death or disability, any Option which is exercisable on the date of such termination of Service shall expire three-months from such date of termination of Service; provided, however, the Committee, in its sole discretion, may allow an Optionee to exercise all or a portion of the Options granted but unexercised for a period of time after Optionee’s termination of Service.

SECTION 5. DISABILITY OR DEATH. In the event the Optionee dies or is determined to be disabled during the term of this Option, the options previously granted to Optionee may be exercised (to the extent Optionee would have been entitled to do so at the date of death or the determination of disability) at any time and from time to time, by the Optionee, the guardian of Optionee’s estate, the executor or administrator of Optionee’s estate or by the person or persons to whom Optionee’s rights under this Agreement shall pass by will or the laws of descent and distribution, but in no event may the Option be exercised after the earlier of twelve months from the date of death or disability or its expiration under the terms of this Agreement. An Optionee shall be deemed to be disabled if, in the opinion of a physician acceptable to the Board or the Committee, Optionee is incapable of performing Services of the kind Optionee was performing at the time the disability occurred by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration. The date of determination of disability for purposes hereof shall be the date of such determination by such physician.

SECTION 6. TRANSFERABILITY. This Option shall not be transferable by Optionee otherwise than by Optionee’s will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, as amended, or the rules thereunder. During the lifetime of Optionee, the Option shall be exercisable only by Optionee or the Optionee’s guardian or legal representative. Any heir or legatee of Optionee shall take rights herein granted subject to the terms and conditions hereof. No such transfer of this Agreement to heirs or legatees of Optionee shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Board or the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

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SECTION 7. NO RIGHTS AS SHAREHOLDER. Optionee shall have no rights as a shareholder with respect to any shares of Common Stock covered by this Agreement until the Option is exercised by written notice and accompanied by payment as provided in Section 3 of this Agreement.

SECTION 8. CHANGES IN CAPITAL STRUCTURE. If the outstanding shares of Common Stock or other securities of the Company, or both, for which the Option is then exercisable shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, or recapitalization, the number and kind of shares of Common Stock or subject to the Option and the exercise price, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares or other securities without changing the aggregate exercise price.

SECTION 9. COMPLIANCE WITH LAWS. Notwithstanding any of the other provisions hereof, Optionee agrees that he or she will not exercise the Option granted hereby, and that the Company will not be obligated to transfer any shares pursuant to this Agreement, if the exercise of the Option or the transfer of such shares of Common Stock would constitute a violation by Optionee or by the Company of any provision of any law or regulation of any governmental authority.

SECTION 10. NO RIGHT TO CONTINUED SERVICE. Optionee shall be considered to be serving as a key employee, consultant or director of the Company so long as he or she continues to provide Services in that capacity. Any questions as to whether and when there has been a termination of such Service and the cause of such termination shall be determined by the Board, and its determination shall be final. Nothing contained herein shall be construed as conferring upon Optionee the right to continue in Service.

SECTION 11. RESOLUTION OF DISPUTES. As a condition of the granting of the Option hereby, Optionee, and Optionee’s heirs, personal representatives and successors agree that any dispute or disagreement which may arise hereunder shall be determined by the Board in its sole discretion and judgment and that any such determination and any interpretation by the Board of the terms of this Agreement shall be final and shall be binding and conclusive, for all purposes, upon the Company, Optionee, and Optionee’s heirs, personal representatives and successors.

SECTION 12. LEGENDS ON CERTIFICATE. The certificates representing the shares of Common Stock purchased by exercise of the Option will be stamped or otherwise imprinted with legends in such form as the Company or its counsel may require with respect to any applicable restrictions on sale or transfer and the stock transfer records of the Company will reflect stop-transfer instructions with respect to such shares.

SECTION 13. NOTICES. Every notice hereunder shall be in writing and shall be given by registered or certified mail. All notices of the exercise of any Option hereunder shall be directed to the Company as follows: Abundia Global Impact Group, Inc., 1300 Post Oak Blvd, Suite 1305, Houston, Texas 77056. Any notice given by the Company to Optionee shall be directed to Optionee at the address set forth on EXHIBIT A attached hereto. The Company shall be under no obligation whatsoever to advise Optionee of the existence, maturity or termination of any of Optionee’s rights hereunder and Optionee shall be deemed to have familiarized himself with all matters contained herein.

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SECTION 14. “MARKET STAND-OFF” AGREEMENT. Optionee agrees that, if requested by the Company or the managing underwriter of any proposed public offering of the Company’s securities, Optionee will not sell or otherwise transfer or dispose of any shares of Common Stock held by Optionee without the prior written consent of the Company or such underwriter, as the case may be, during such period of time, not to exceed one hundred eighty (180) days following the effective date of the registration statement filed by the Company with respect to such offering, as the Company or the underwriter may specify.

SECTION 15. COMPLIANCE WITH SECURITIES ACT. The Company shall not be obligated to sell or issue any shares of Common Stock or other securities pursuant to the exercise of this Option unless the shares of Common Stock or other securities with respect to which this Option is being exercised are at that time effectively registered or exempt from registration under the Securities Act and applicable state or provincial securities laws. In the event shares or other securities shall be issued that shall not be so registered, the Optionee hereby represents, warrants and agrees that he or she will receive such shares or other securities for investment and not with a view to their resale or distribution, and will execute an appropriate investment letter satisfactory to the Company and its counsel.

SECTION 16. WITHHOLDING OF TAX. Optionee shall notify the Company of the disposition of any shares of Common Stock acquired pursuant to this Option and, to the extent that the exercise of this Option or the disposition of shares of Common Stock acquired by exercise of this Option results in compensation income to Optionee for federal, state, local or foreign tax purposes (including by means of a cashless exercise or net exercise of an Option), Optionee shall pay to the Company at the time of such exercise or disposition (or such other time as the law permits if Optionee is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended) such amount of money in cash as the Company may require to meet its obligation under applicable tax laws or regulations; and, if Optionee fails to do so, the Company is authorized to withhold from any cash remuneration then or thereafter payable to Optionee or from the shares of Common Stock issuable to the Optionee, any tax required to be withheld by reason of such resulting compensation income (or a number of whole shares of Common Stock having a Fair Market Value, as determined by the Company, equal to all or any part thereof) or the Company may otherwise refuse to issue or transfer any shares otherwise required to be issued or transferred pursuant to the terms hereof.

SECTION 17. AGREEMENT SUBJECT TO PLAN. This Agreement is subject to the Plan. The terms and provisions of the Plan (including any subsequent amendments thereto) are hereby incorporated herein by reference thereto. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. All definitions of words and terms contained in the Plan shall be applicable to this Agreement.

SECTION 18. TIME FOR ACCEPTANCE. Unless the Optionee shall evidence his or her acceptance of this Option by electronic or other means prescribed by the Committee within sixty (60) days after its delivery, the Option shall be null and void (unless waived by the Committee).

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SECTION 19. RIGHT OF REPAYMENT. In the event that the Optionee breaches any confidentiality, inventions, non-solicitation and/or non-competition agreement with the Company, the Optionee shall pay to the Company an amount equal to the excess of the Fair Market Value of the Stock as of the date of exercise over the price paid for such shares; provided, however, that the Committee in its discretion may release the Optionee from the requirement to make such payment, if the Committee determines that the Optionee’s breach of such agreement is not inimical to the best interests of the Company. In accordance with applicable law, the Company may deduct the amount of payment due under the preceding sentence from any compensation or other amount payable by the Company to the Optionee. For purposes of this Section 19, the term “Company” refers to the Company and members of the Participating Company Group.

SECTION 20. COMPANY POLICIES. This Option shall be subject to any applicable clawback or recoupment policies, share trading policies, and other policies that may be implemented by the Board from time to time, in accordance with applicable law.

SECTION 21. DATA PRIVACY. The Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Optionee’s personal data as described in this Agreement by and among, as applicable, his or her employer, the Company and its subsidiaries or third party for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan.

SECTION 22. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Optionee as provided herein.

IN WITNESS WHEREOF, this Agreement has been executed as of this [  ] day of [  ].

ABUNDIA GLOBAL IMPACT GROUP, INC.

By:

OPTIONEE:

[OPTIONEE NAME]

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EXHIBIT A

STOCK OPTION AGREEMENT

GRANT DATE:	[ ]

OPTIONEE:	[OPTIONEE NAME]

OPTIONEE ADDRESS:	[OPTIONEE ADDRESS]

NUMBER OF OPTION SHARES:	[ ]

EXERCISE PRICE:	$[ ]

GRANT TYPE:	[NSO/ISO]

OPTION PERIOD:	10 Years (expiring [ ])[1]

VESTING SCHEDULE:	[ ]

CHANGE OF CONTROL:	In the event of a “change in control”, as defined in the Plan, all outstanding options not previously vested will vest in full immediately prior to such change in control.

IN WITNESS WHEREOF, this Exhibit A to Stock Option Agreement has been executed and acknowledged as of the day and date indicated.

ABUNDIA GLOBAL IMPACT GROUP, INC.

Dated: [ ]	By:
[ ]

OPTIONEE:

Dated: [ ]
[OPTIONEE NAME]

1 If Optionee is a Ten Percent Owner (including options), the exercise price should be 110% of FMV and the term of the option should be 5 years for ISO grants.

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